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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statement of Diamond Multimedia Systems, Inc. on Form S-8 (File No. 33-98470) of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Diamond Multimedia Systems, Inc., as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                                /s/ COOPERS & LYBRAND, L.L.P.



    San Jose, California
    March 20, 1998


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